Exhibit (c)(2)

CONFIDENTIAL 13 OCTOBER 2004

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

Project Marquee

PROJECT MARQUEE

The information herein has been prepared by Lazard based upon information supplied by the Company, or publicly available, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company; we assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

PROJECT MARQUEE

Table of Contents

I EXECUTIVE SUMMARY 1

III NDUSTRY DYNAMICS 13

III SITUATIONAL OVERVIEW 21

IV VALUATION ANALYSIS 25

APPENDIX 30

PROJECT MARQUEE

I Executive Summary

PROJECT MARQUEE

I EXECUTIVE SUMMARY

Summary of Proposal

ORIGINAL REVISED

BUYER

PRICE PER SHARE

CONSIDERATION

TAX TREATMENT

OPTIONS TREATMENT

EMPLOYMENT AGREEMENTS

ACQUISITION PROPOSALS

An affiliate of Leonard Green & Partners (“LGP”) together with the Contributing Holders

$14.00

Cash

Taxable to shareholders

Vested and unvested options will be settled for in-the-money amount in cash at closing, except to the extent they are being rolled over by the Contributing Holders

CEO only. Three-year term with one-year renewals

No solicitation of alternative transactions

If Superior Proposal received prior to shareholder approval, Company may participate in negotiations and provide non-public information

Board must determine in good faith, after consultation with advisors, that proposal constitutes or could reasonably be expected to lead to a Superior Proposal, which means greater value per share than initially agreed-to transaction (or any revisions thereto)?

Copy of Superior Proposal provided to Buyer

Once Company determines to accept Superior Proposal or withdraw its recommendation, Buyer has three business days to negotiate a revised proposal

An affiliate of Leonard Green & Partners (“LGP”) together with the Contributing Holders

$10.25

Cash

Taxable to shareholders

Vested and unvested options will be settled for in-the-money amount in cash at closing, except to the extent they are being rolled over by the Contributing Holders

CEO only. Three-year term with one-year renewals

NA

If Superior Proposal received prior to shareholder approval, Company may participate in negotiations and provide non-public information

Board must determine in good faith, after consultation with advisors, that proposal constitutes or could reasonably be expected to lead to a Superior Proposal, which means greater value per share than initially agreed-to transaction (or any revisions thereto)

Copy of Superior Proposal provided to Buyer

NA

PROJECT MARQUEE

I EXECUTIVE SUMMARY

Summary of Proposal (cont’d)

ORIGINAL REVISED

CERTAIN CONDITIONS TO OBLIGATIONS OF BUYER

TERMINATION FEE

EXPECTED CLOSING

No Company Material Adverse Effect

No pending action or proceeding with a reasonable probability of success

Financing consummated on terms reasonably acceptable to Buyer (and terms of UBS commitment letters deemed acceptable)

Minimum amount of existing senior subordinated notes are tendered

CEO ready, willing and able to perform pursuant to agreed-upon employment contract

?$26.5m plus up to $3m of documented expenses

Third Quarter 2004

No Company Material Adverse Effect

No pending action or proceeding with a reasonable probability of success unless a settlement

Memorandum of Understanding has been agreed to and no more than 10% of the class has opted out

Financing consummated on terms reasonably acceptable to Buyer (and terms of UBS commitment letters deemed acceptable)

Minimum amount of existing senior subordinated notes are tendered

CEO ready, willing and able to perform pursuant to agreed-upon employment contract

No termination fee plus up to $4m of documented expenses

First Quarter 2005

PROJECT MARQUEE

I EXECUTIVE SUMMARY

Sources and Uses

($ in millions)

SOURCES

3/31/04 12/31/04

Bank Revolver (L+300)(1) $48.7 $0.0

Bank Term Loan (L+300) 400.0 200.0

Senior Notes (9.5%) 400.0 400.0

Senior Subordinated Notes (10.5%)(2) 200.0 134.8

New Equity 219.0 160.0

Rollover Equity 70.0 59.6

Cash on Hand 59.4 188.6

Total $1,397.0 $1,143.0

USES

3/31/04 12/31/04

Debt $351.3 $351.4

Total Fees and Expenses 115.0 105.0

Purchase of Equity 900.8 656.6

Minimum Cash 30.0 30.0

Total $1,397.0 $1,143.0

(1) $75m bank revolver as of 3/31/04; $50m bank revolver as of 12/31/04

(2) As of 12/31/04, issuance of Senior Subordinated Notes will be between $115m and $150m, depending upon available cash

PROJECT MARQUEE

I EXECUTIVE SUMMARY

Implied Valuation

($ in millions, except per share data)

Hitchcock Capitalization (at $10.25 per share)

Share Price $10.25

Basic Shares 60.8

In-The-Money Options 3.8

Raw Value of Shares & Options $661.3

Less: Option Proceeds (4.7)

Less: Tax Benefit from Options Exercise (11.6)

Equity Value(1) $645.0

Plus: Debt (as of 9/30/04) 351.5

Less: Surplus Cash (as of 9/30/04)(2) (119.4)

Less: NOL Benefit(3) (68.1)

Enterprise Value $808.9

Hitchcock Financial Data Implied Transaction Multiples

Mgmt. Projections Mgmt. Projections

LTM 9/04 2004E 2005E LTM 9/04 2004E 2005E

Revenue $1,748 $1,794 $1,942 0.46x 0.45x 0.42x

EBITDAR 517 523 514 5.9 5.9 6.3

EBITDA 235 235 210 3.4 3.4 3.9

EBIT 169 166 147 4.8 4.9 5.5

Net Income(4) 82 82 72 7.9 7.9 8.9

Analyst Projections Analyst Projections

Revenue $1,814 $1,892 0.45x 0.43x

EBITDA 233 223 3.5 3.6

EBIT 176 152 4.6 5.3

Net Income(4) 85 83 7.6 7.8

(1) Equity value calculated using treasury stock method (includes all options, exercisable and non-exercisable); assumes deductibility of certain stock options

(2) Excludes $30m cash assumed to be needed for operations

(3) NOL valuation assumes 12% discount rate; usage based on management projections

(4) Fully taxed net income

PROJECT MARQUEE

I EXECUTIVE SUMMARY

Industry and Company Considerations

VIDEO RENTAL INDUSTRY CONSIDERATIONS

Dependence on studio policies, accentuated by industry’s increasing dependence on rentals of new release rather than catalog titles. Note that some analysts see the rental market as too important to the studios for them to take any dramatic steps here. Possible negative scenarios include:

Studios continuing to drive consumers to the purchase market by further lowering wholesale prices — particularly for first-run movies

Studios putting pay-per-view (PPV) and video-on-demand (VOD) at release date parity with sales/rentals. Note: this is not now predicted, but is seen as potentially severe

Studios pushing single-use-only sales (‘deliver with your pizza’) or other competing distribution channels

Alternatives for viewing movies. Improving quality and comfort of alternative channels — mail-delivery rental subscription (Netflix); VOD; PPV; sales via internet

Imperfect offering. Consumer issues include:

Return (and initial) trips to store

Late fees

Moderate depth of catalog

Less data (reviews, searchability, sampling) and over-renting

Stock-outs

Wal-Mart. Mass retailers could further narrow margins and increase ads for video retail, as a means of increasing foot traffic

Other. Piracy, improving alternatives (cable, video games, etc.)

Established customer behavior

Despite long-standing nature of most threats, market has been relatively stable

Certain regions/market segments seem particularly well insulated

Purchase market may become saturated (as consumer shelves fill with seldom-watched DVDs)

COMPANY/OTHER CONSIDERATIONS

Smaller size. Disadvantaged versus Blockbuster

Less economics of scale

Less negotiating leverage

Substantial indebtedness

Company’s plans for revenue-sharing still subject to negotiation.

Current plans incorporate successful negotiation of a couple of further revenue-sharing deals with major studios

Crowded game retail market. Number of competitors in video game retail segment is increasing, and sales impetus from new console releases may be less than in previous cycles

Near-term market credibility

Management. Proven management with strong incentives

Record of innovation (superstores, technology/revenue-sharing, availability guarantees)

Capability to open new stores. Company capable of accelerating growth by opening of new rental (or game) stores

DEVELOPMENTS SINCE 3/04

Rental market worse than previously thought. 2Q04 results for BBI and Hitchcock demonstrated softness in rental market beyond expectations with same-store rental revenues down 5.4% and 1.0%, respectively. Softness continued in 3Q04 with Hitchcock same-store rental revenues down 8.2%, due in part to weak titles and the Olympics. 4Q04 also expected to be challenging, due in part to presidential elections. In 3/04, Adams Media Research released industry projections that showed cumulative rental market decline of 6.5% from 2003–2008 vs. previous expectations of 0.6% growth

Product mix shift. Hitchock’s new emphasis on new DVD sales creates more direct competition with mass retailers

Blockbuster strategic initiatives. In response to continuing difficult conditions in the rental market, BBI announced intentions to invest significant capital (approx. $150m between operating expenses and capital expenditures) in strategic initiatives, including expansion of rental subscription programs, video game business and movie/game trading model

PROJECT MARQUEE

I EXECUTIVESUMMARY

Impact of Industry Developments on Projections

WHAT HAS CHANGED

MATURE STORE (1) PURE RENTAL COMPS

OLD PROJECTIONS

ACTUAL RESULTS

April ‘04

May ‘04

June ‘04

July ‘04 August ‘04

September ‘04

(1.0%)

(3.5%)

(0.4%)

(2.6%)

(3.2%)

(3.1%)

(19.6%)

0.5%

(4.4%)

(5.6%)

(4.7%)

(7.1%)

2Q04-3Q04 REVENUE

$862.9 $(24.9) $(5.7)

($5.2 )

$4.5 $831.7

2Q+3Q04E Pure Rental Merchandise Sale of PV Game 2Q+3Q04A

ENTERPRISE

VALUE/EBITDA

PREVIOUS, AT MARKET AND AT $14.00

Market

4.7x

4.2x

3.8x

3.5x

At $14.00

Net Debt: 4.3x Net Debt: 3.9x

Net Debt: 4.0x Net Debt: 3.6x

4.8x

4.4x

4.4x

4.0x

Blockbuster 2004E(2) Blockbuster 2005E(2)

Hitchcock(A) 2004E(3) Hitchcock(A) 2005E(3) Hitchcock(A) 2004E(3) Hitchcock(A) 2005E(3) Hitchcock(M) 2004E(3)

Hitchcock(M) 2005E(3)

3.7x

4.1x

NM NM

Net Debt: 4.0x Net Debt: 4.2x

Net Debt: 4.0x Net Debt: 4.4x

4.5x

4.7x

4.4x

4.9x

CURRENT, AT MARKET AND AT $14.00

REVISED MANAGEMENT PLAN/PROJECTIONS

MATURE STORE (1) PURE RENTAL COMPS

SALES OF PREVIOUSLY

VIEWED

DVDS

SALES OF

NEW

DVDS

NEW STORE OPENINGS

ONLINE OFFERING

OLD PROJECTIONS

(4.1%) in 2004

(0.1%) in 2005

0% thereafter

2006 is up 36% cumulative over 2003 (to 16% of video sales from 14%)

Merchandise sales remain 8% of total video revenue from 2003 to 2008

450 in 2004-06

300 in 2007-08

Not in plans

NEW PROJECTIONS

(6.6%) in 2004

(5.0%) in 2005

(2.0%) in 2006

0% thereafter

2006 is up 12% cumulative over 2003 (to 15% of video sales from 14%)

Merchandise sales rise from 8% of video revenue in 2003 to 11% in 2008

200 in 2004-06

None thereafter

Not in plans

Note: Movie Gallery multiples have changed from 4.6x 2004E and 4.2x 2005E EBITDA to 4.5x and 4.0x, respectively

(1) Stores considered mature two years after opening in old projections; new projections assumes stores are mature three years after opening (2) Previous multiples based on market value as of March 28, 2004; current multiples based on market values as of August 31, 2004

(3) Previous multiples based on market value as of March 28, 2004; current multiples based on $14.00 share price; (A) represents multiples based on analyst estimates; (M) represents multiples based on management estimates

PROJECT MARQUEE | EXECUTIVE SUMMARY

Key Operating Assumptions – Management Projections

VIDEO STORE DRIVERS

	2004	2005	2006	2007	2008
VIDEO ASSUMPTIONS					
Mature Store Growth Rate	(5.4%)	(2.2%)	(0.8%)	0.5%	0.0%
New Stores	100	50	50	0	0
BOP Stores	2,014	2,048	2,082	2,066	2,050
Sales Mix					
Rental	77.5%	75.2%	74.4%	74.0%	74.0%
PV (Previously Viewed/Used)	15.2%	15.2%	15.1%	15.0%	15.0%
Merchandise	7.3%	9.5%	10.6%	11.0%	11.0%
Rental COGS (% of Rental Revenue)	30.1%	30.4%	30.4%	30.4%	30.4%
Video COGS (% of Video Revenue)	33.4%	34.9%	35.4%	35.6%	35.6%
Salary & Wages (% of Revenue)	16.6%	16.6%	16.9%	17.2%	17.5%
Rent & Other Occupancy per Store	0.147	0.149	0.152	0.156	0.159
Pre-Opening Costs per Store	0.012	0.013	0.013	0.000	0.000
Other Operating Expenses per Store	0.053	0.055	0.056	0.057	0.058
Advertising (% of Revenue)	0.9%	0.8%	0.8%	0.8%	0.8%
G&A (% of Revenue)	6.5%	6.5%	6.8%	6.9%	7.0%
G&A Inflation (Y-o-Y)	0.0%	0.0%	2.0%	2.0%	2.0%
Rent Inflation (Y-o-Y)	2.0%	2.0%	2.0%	2.0%	2.0%

GAME CRAZY DRIVERS

	2004	2005	2006	2007	2008
GAME ASSUMPTIONS					
Mature Store Growth Rate	21.5%	(0.8%)	19.9%	5.1%	(1.8%)
New Stores	126	300	150	0	0
BOP Stores	721	1,021	1,171	1,171	1,171
Sales Mix					
New Hardware	15.1%	15.2%	18.7%	19.1%	16.3%
New Software	38.9%	37.7%	34.2%	35.0%	36.7%
Accessories	9.7%	8.8%	10.0%	9.7%	10.7%
Used & Other	36.3%	38.3%	37.1%	36.3%	36.3%
COGS (% of Revenue)	76.3%	73.4%	73.6%	73.5%	73.3%
Salary & Wages (% of Revenue)	17.2%	17.4%	14.8%	13.7%	13.8%
Rent & Other Occupancy per Store	0.025	0.025	0.025	0.025	0.025
Pre-Opening Costs per Store	0.010	0.011	0.011	0.000	0.000
Other Operating Expenses per Store	0.010	0.010	0.010	0.010	0.011
Advertising (% of Revenue)	2.8%	2.8%	2.7%	2.7%	2.7%
G&A (% of Revenue)	5.1%	4.5%	3.3%	2.9%	3.0%
G&A Inflation (Y-o-Y)	0.0%	2.0%	2.0%	2.0%	2.0%

7 | LAZARD

PROJECT MARQUEE | EXECUTIVE SUMMARY

Comparison to Previous Projections

FEBRUARY 24, 2004 MODEL

	2004	2005	2006	2007	2008
Mature Store Growth[1]					
Pure Rental	(4.1%)	(0.1%)	0.0%	0.0%	0.0%
PV	12.5%	0.3%	0.0%	0.0%	0.0%
Total Rental	(1.6%)	0.0%	0.0%	0.0%	0.0%
Merchandise	0.4%	0.0%	0.0%	0.0%	0.0%
Total Video	(1.5%)	0.0%	0.0%	0.0%	0.0%
Game	11.0%	2.5%	20.0%	2.5%	2.5%
New Stores					
Video	150	150	150	150	150
Game	200	300	150	50	50
Revenue					
Video	$1,557	$1,677	$1,785	$1,892	$1,998
Game	279	395	587	656	697
Total	1,836	2,071	2,372	2,548	2,695
Memo: Y/Y Growth	*9.1%*	*12.8%*	*14.5%*	*7.4%*	*5.8%*
EBITDA					
Video	$264	$277	$294	$306	$317
Game	(12)	(0)	1	9	17
Total	252	277	294	315	333
Memo: Video Margin	*16.9%*	*16.5%*	*16.4%*	*16.2%*	*15.9%*
Memo: Margin	*13.7%*	*13.4%*	*12.4%*	*12.4%*	*12.4%*
EBIT					
Video	$204	$222	$233	$245	$256
Game	(19)	(13)	(17)	(6)	3
Total	185	208	216	239	259
Memo: Video Margin	*13.1%*	*13.2%*	*13.0%*	*13.0%*	*12.8%*
Memo: Total Margin	*10.1%*	*10.1%*	*9.1%*	*9.4%*	*9.6%*
Capex					
Video	$59	$51	$51	$52	$53
Game	32	47	22	5	5
Total	91	98	73	57	58
EPS	$1.45	$1.68	$1.78	$1.97	$2.14
	06/04	**09/04**	**12/04**		
Cash Balance	$79	$83	$143		

OCTOBER 5, 2004 MODEL

	2004	2005	2006	2007	2008
Mature Store Growth[1]					
Pure Rental	(6.6%)	(5.0%)	(2.0%)	0.0%	0.0%
PV	4.0%	(1.5%)	(2.0%)	0.0%	0.0%
Total Rental	(5.0%)	(4.5%)	(2.0%)	0.0%	0.0%
Merchandise	(10.5%)	27.5%	10.2%	5.0%	0.0%
Total Video	(5.4%)	(2.2%)	(0.8%)	0.5%	0.0%
Game	21.5%	(0.8%)	19.9%	5.1%	(1.8%)
New Stores					
Video	100	50	50	-	-
Game	126	300	150	-	
Revenue					
Video	$1,496	$1,526	$1,551	$1,580	$1,583
Game	297	416	633	740	751
Total	1,794	1,942	2,184	2,321	2,334
Memo: Y/Y Growth	*6.6%*	*8.3%*	*12.5%*	*6.2%*	*0.6%*
EBITDA					
Video	$247	$215	$191	$185	$173
Game	(12)	(5)	22	40	42
Total	235	210	213	225	215
Memo: Video Margin	*16.5%*	*14.1%*	*12.3%*	*11.7%*	*10.9%*
Memo: Margin	*13.1%*	*10.8%*	*9.7%*	*9.7%*	*9.2%*
EBIT					
Video	$185	$162	$135	$131	$130
Game	(19)	(15)	10	27	30
Total	166	147	144	158	160
Memo: Video Margin	*12.4%*	*10.6%*	*8.7%*	*8.3%*	*8.2%*
Memo: Total Margin	*9.3%*	*7.6%*	*6.6%*	*6.8%*	*6.8%*
Capex					
Video	$37	$45	$32	$15	$15
Game	14	29	15	1	2
Total	51	75	47	16	17
EPS	$1.28	$1.11	$1.11	$1.26	$1.33
	06/04	**09/04**	**12/04**		
Cash Balance	$117	$149	$189		

(1) Note: stores considered mature two years after opening in February model; October model assumes stores are mature three years after opening

8 | LAZARD

PROJECT MARQUEE | I EXECUTIVE SUMMARY

Management Projections

($ in millions, except per share data)

	2002A	2003A	Q1-2004A	Q2-2004A	Q3-2004E	Q4-2004E	2004E	2005E	2006E	2007E	2008E
Revenue	$1,490	$1,683	$443	$423	$409	$519	$1,794	$1,942	$2,184	$2,321	$2,334
Cost of Goods Sold	574	665	172	165	152	238	727	838	1,015	1,107	1,114
Gross Profit	916	1,018	271	258	256	282	1,067	1,104	1,170	1,214	1,220
Operating Expenses											
Salary and Wages		276	75	72	74	80	300	325	356	373	381
Equipment and LHI Depreciation		61	17	15	16	17	64	62	69	67	55
Other Expenses		101	26	25	29	31	111	120	126	130	132
Rent & Other Occupancy		268	70	71	72	74	287	304	315	323	327
Advertising		16	4	6	4	9	22	24	30	33	33
Total Operating Expenses	648	722	192	189	195	209	785	835	896	925	927
Contribution	269	296	78	69	62	73	281	269	274	289	293
General & Administrative Expenses	90	108	32	27	26	27	113	117	127	131	134
Store Opening Costs	3	5	0	1	1	1	3	4	2	-	-
Operating Income	**176**	**183**	**46**	**41**	**34**	**45**	**166**	**147**	**144**	**158**	**160**
Interest Expense (Income)	42	36	8	8	8	7	30	27	22	15	7
Pretax Profit	134	147	38	34	27	38	136	121	123	142	153
Taxes	54	60	15	13	11	15	54	48	49	57	61
Pro Forma Net Income	**80**	**88**	**23**	**20**	**16**	**23**	**82**	**72**	**74**	**85**	**92**
Memo: Pro Forma EBITDA	235	244	64	58	51	62	235	210	213	225	215
EPS	$1.29	$1.36	$0.36	$0.32	$0.25	$0.35	$1.28	$1.11	$1.11	$1.26	$1.33
Y-o-Y Revenue Growth	***17.2%***	***12.9%***	***6.0%***	***8.6%***	***1.6%***	***9.7%***	***6.6%***	***8.3%***	***12.5%***	***6.2%***	***0.6%***
As a % of Revenue											
Gross Margin	*61.5%*	*60.5%*	*61.1%*	*61.0%*	*62.7%*	*54.2%*	*59.5%*	*56.9%*	*53.5%*	*52.3%*	*52.3%*
Total Operating Expenses	*43.5%*	*42.9%*	*43.5%*	*44.7%*	*47.7%*	*40.2%*	*43.8%*	*43.0%*	*41.0%*	*39.9%*	*39.7%*
Contribution	*18.0%*	*17.6%*	*17.6%*	*16.3%*	*15.1%*	*14.0%*	*15.7%*	*13.8%*	*12.5%*	*12.4%*	*12.6%*
General & Administrative Expenses	*6.0%*	*6.4%*	*7.3%*	*6.4%*	*6.5%*	*5.2%*	*6.3%*	*6.0%*	*5.8%*	*5.6%*	*5.7%*
Store Opening Costs	*0.2%*	*0.3%*	*0.1%*	*0.2%*	*0.2%*	*0.1%*	*0.1%*	*0.2%*	*0.1%*	*0.0%*	*0.0%*
Operating Income	*11.8%*	*10.9%*	*10.3%*	*9.7%*	*8.4%*	*8.7%*	*9.3%*	*7.6%*	*6.6%*	*6.8%*	*6.8%*
EBITDA Margin	*15.8%*	*14.5%*	*14.5%*	*13.8%*	*12.5%*	*11.9%*	*13.1%*	*10.8%*	*9.7%*	*9.7%*	*9.2%*
Taxes	*40.9%*	*40.6%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*
Pro Forma Net Income	*9.0%*	*8.8%*	*8.5%*	*8.0%*	*6.5%*	*7.3%*	*7.6%*	*6.2%*	*5.6%*	*6.1%*	*6.6%*

Source: Management model (October 5, 2004)

9 | LAZARD

PROJECT MARQUEE | I EXECUTIVE SUMMARY

Comparables Analysis

($ in millions, except per share data)

				Enterprise Value as a Multiple of											
	Price	Equity	Enterprise	Revenue			EBITDA			EBIT			P/E		
Company Name	**(10/8/04)**	**Value**	**Value**	**LTM**	**2004E**	**2005E**	**LTM**	**2004E**	**2005E**	**LTM**	**2004E**	**2005E**	**LTM**	**2004E**	**2005E**
Video Rental Comparables															
Blockbuster[1]	$8.20	$1,485	$2,400	0.41x	0.40x	0.39x	3.5x	3.7x	4.1x	5.5x	5.9x	7.3x	5.7x	6.3x	9.5x
Movie Gallery	17.09	570	538	0.71	0.68	0.61	4.5	4.5	4.0	5.9	5.8	5.2	10.1	9.9	8.4
		Average		**0.56x**	**0.54x**	**0.50x**	**4.0x**	**4.1x**	**4.1x**	**5.7x**	**5.9x**	**6.2x**	**7.9x**	**8.1x**	**9.0x**
Hitchcock (Analysts)[2]	$9.29	$595	$761	0.44x	0.42x	0.40x	3.1x	3.3x	3.4x	4.3x	4.3x	5.0x	6.8x	7.0x	7.3x
Hitchcock (Management)	**$9.29**	**$595**	**$761**	**0.44x**	**0.42x**	**0.39x**	**3.1x**	**3.2x**	**3.6x**	**4.3x**	**4.6x**	**5.2x**	**6.8x**	**7.3x**	**8.4x**
Video Game Retailers															
Gamestop	$18.72	$1,157	$990	0.60x	0.54x	0.49x	7.0x	6.4x	5.6x	9.1x	8.2x	7.2x	16.7x	15.0x	13.0x
Electronics Boutique	32.62	804	719	0.42	0.37	0.32	7.1	6.4	5.6	10.1	8.9	7.7	17.8	15.8	14.0
		Average		**0.51x**	**0.46x**	**0.40x**	**7.1x**	**6.4x**	**5.6x**	**9.6x**	**8.6x**	**7.5x**	**17.3x**	**15.4x**	**13.5x**
Other															
Netflix	$16.76	$955	$802	2.14x	1.57x	1.02	34.5x	15.9x	7.7x	50.6x	31.3x	10.5x	59.9x	25.0x	14.9x

(1) 2004 estimates add back $90m of operating losses related to strategic initiatives; equity and enterprise values pro-forma for payment of special dividend on August 25, 2004
(2) Multiples reflect three analysts projecting EPS and one projecting other metrics
Note: NPV of NOL tax benefits (net of valuation allowance) included in calculation of Enterprise Values; values do not include adjustments for tax benefit of option exercises nor needed cash on hand; Equity Values calculated using treasury stock method (includes all outstanding options, exercisable and non-exercisable)

10 | LAZARD

PROJECT MARQUEE

I EXECUTIVE SUMMARY

Discounted Cash Flow Analysis – Management Projections

( $ in millions, except per share data; as of September 30, 2004, mid-year convention)

DISCOUNTED CASH FLOWS—MANAGEMENT ESTIMATES(1)

2003A Q1-Q3 04A Q4 04E 2004E 2005E 2006E 2007E 2008E

Revenue $1,683 $1,274 $519 $1,794 $1,942 $2,184 $2,321 $2,334

% Growth 13% 5% 10% 7% 8% 12% 6% 1%

EBITDA 244 173 62 235 210 213 225 215

% Margin 15% 14% 12% 13% 11% 10% 10% 9%

% Growth 4% (4%) (11%) 1% 6% (4%)

EBIT 184 126 45 171 147 144 158 160

% Margin 11% 10% 9% 10% 8% 7% 7% 7%

% Growth 4% (7%) (14%) (2%) 9% 1%

Less: Taxes (75) (50) (18) (68) (59) (58) (63) (64)

% Tax Rate 41% 40% 40% 40% 40% 40% 40% 40%

Plus: Depreciation and Amortization 61 48 17 64 62 69 67 55

Less: Rental Purchases less Rental Depreciation (9) 2 (19) (17) 20 (4) 2 2

Less: Capital Expenditures (94) (39) (13) (51) (75) (47) (16) (17)

Less: Net Working Capital & Other (15) (4) 16 12 (20) (18) (1) 5

Unlevered Free Cash Flow 52 83 28 111 77 86 147 142

% Growth 114% (31%) 12% 71% (3%)

Option Dilution Factor 99.8% 98.5% 96.6% 94.7% 92.8%

NPV of Terminal Value

NPV of Assuming EBITDA Multiple of:

Discount Cash P/E(2) 6.7x 7.8x 9.0x Enterprise Value Equity Value(3)

Rate Flows 3.00x 3.50x 4.00x 3.00x 3.50x 4.00x 3.00x 3.50x 4.00x

11.0% $360 $380 $444 $507 $740 $804 $867 $576 $640 $703

12.0% 353 366 427 488 719 780 841 555 616 677

13.0% 346 353 411 470 699 757 816 535 593 652

Discount Implied Perpetual Growth of Normalized Free Cash Flow Terminal Value as a % of Enterprise Value Price Per Share(3)

Rate 3.00x 3.50x 4.00x 3.00x 3.50x 4.00x 3.00x 3.50x 4.00x

11.0% (4.7%) (2.7%) (1.2%) 51.4% 55.2% 58.5% $9.13 $10.17 $11.20

12.0% (3.8%) (1.9%) (0.3%) 50.9% 54.8% 58.0% 8.79 9.78 10.77

13.0% (3.0%) (1.0%) 0.6% 50.5% 54.3% 57.6% 8.46 9.41 10.37

(1) The range of exit multiples has been derived from updated analyses, including of EBITDA multiples, P/E multiples and perpetual growth rates; assumes 2% annual dilution from options (2) Represents unlevered P/E

(3) Net debt assumes minimum $30m cash on hand and $68m NPV of tax benefit from NOLs; share price includes benefit from deductibility of certain options

PROJECT MARQUEE

I EXECUTIVE SUMMARY

Valuation Summary

METHODOLOGY

Trading History

Comparable Company Analysis

2004 Multiples

2005 Multiples

Incl. Historical Discount

DCF Analysis (Mgmt. Projections)

Leveraged Buy-Out Analysis

SHARE PRICE

$9.36

$18.56

$11.05

$13.85

$10.59

$10.97

$8.73

$9.89

$8.46

$11.20

$8.61

$10.71

$5.00

$7.50

$10.00

$12.50

$15.00

$17.50

$20.00

$10.25 Offer

COMMENTS

52-week trading range

3.7-4.5x market estimates of 2004E EBITDA and 4.0-4.1x 2005E EBITDA, based upon trading multiples of BBI and MOVI

25th and 75th percentile of historical discount to BBI (1)

11%-13% discount rate; 3.0x-4.0x exit EBITDA multiple

(Low: 25% IRR assuming 3.0x 2008E exit multiple, $30m cash on hand; high: 20% IRR assuming 4.0x 2008E exit multiple, $20m cash on hand; based upon mgmt. projections)

Note: Timely analyst estimates are insufficient to present an “Analyst View” of Hithcock’s DCF value. Also, due to the effect of the announcement of the transaction on March 29 and subsequent news, the implied premium to current share price associated with the current transaction is not relevant (1) Discount based on 25th and 75th percentile of historical discount to BBI’s 2004E EBITDA multiple from March 18, 2003 to March 28, 2004; EBITDA multiples based on enterprise value calculated using treasury stock method and including historical present value of NOLs

PROJECT MARQUEE

II Industry Dynamics

PROJECT MARQUEE
II INDUSTRY DYNAMICS

Industry Research – Home Video Market

Kagan World Media					CAGR	
	2003	2004	2008	2012	'04-08	'08-12
Total rental revenue ($m)	$8,203	$8,092	$6,998	$4,855	(3.6%)	(8.7%)
Cumulative Change From 2003		*(1.4%)*	*(14.7%)*	*(40.8%)*		
Total rental turns	2,778x	2,648x	2,101x	1,455x	(5.6%)	(8.8%)
Average VHS rental price	$2.65	$2.62	$2.52	$2.42	(1.0%)	(1.0%)
Average DVD rental price	3.09	3.06	2.94	2.82	(1.0%)	(1.0%)
Total sell-through VHS rev. ($m)	$3,699	$2,526	$502	$95	(33.2%)	(34.1%)
Total sell-through DVD rev. ($m)	12,255	15,936	28,329	25,007	15.5%	(3.1%)
Total sell-through revenue ($m)	15,954	18,462	28,831	25,102	11.8%	(3.4%)
Average VHS sell-through prices	$9.53	$9.05	$7.37	$6.00	(5.0%)	(5.0%)
Average DVD sell-through prices	16.26	14.63	11.65	10.74	(5.5%)	(2.0%)

Adams Media Research (Current Estimates)					CAGR	
	2003	2004	2008	2012	'04-08	'08-12
Total rental revenue ($m)	$9,861	$9,372	$9,222	$8,392	(0.4%)	(2.3%)
Cumulative Change From 2003		*(5.0%)*	*(6.5%)*	*(14.9%)*		
Memo: Previous Est. of Cumulative Change (1)		*4.4%*	*0.6%*	*(9.7%)*		
Total rental turns	3,490x	3,325x	3,416x	3,079x	0.7%	(2.6%)
Average VHS rental price	$2.60	$2.47	$1.67	NA	(9.3%)	NA
Average DVD rental price	3.05	2.98	2.75	2.73	(2.0%)	(0.2%)

Source: The State of Home Video, 2004, by Kagan World Media (2003); Video Rental 2002 by Adams Media Research (2004)
(1) Previous estimates from Adams Media Research (2002)

13 | LAZARD

PROJECT MARQUEE

II INDUSTRY DYNAMICS

Historical and Projected Addressable Market

( $in millions)

$60,000 50,000 40,000 30,000 20,000 10,000

0 1994

1996 1998 2000 2002 2004E 2006E 2008E 2010E

Rental (Movies & Games)

Movie Sales (New & Used)

Game Sales (New & Used)

PROJECT MARQUEE

II INDUSTRY DYNAMICS

Share Price Performance since 1/1/00

Price $25 20 15 10 5 0

4/11/00

Received commitment for $375m sr. credit facility

4/19/00

Hired DLJ for possible sale or LBO of Company

6/12/00

Reel.com sales relinquished to Buy.com

1/25/01

Wattles returns as CEO

5/6/02

Raised Q2 guidance

3/6/02

Sold 7m shares at $15/share

1/8/02

Announced $175m credit facility from UBS

12/10/01

Filed shelf for $127m of common stock & $300m of convertibles

10/17/00

Announced worse than expected Q3 results

10/30/00

Jeffrey Yapp, President & COO, resigned

3/5/01

Negotiated with lenders to reduce debt amortization payment

12/18/02

Completed sale of $225m sr. sub notes; reaffirmed guidance as BBI reduced guidance by ~20%

12/5/02 Announced planned sale of sr. sub notes; received commitment from UBS for $200m term loan & $50m credit facility

10/1/01

Raised Q3 guidance

6/5/01

Announced amendment to extend credit facility

5/7/01

Announced better than expected Q1

2/20/03

Announced Q4 earnings at high-end of previous guidance

4/15/03

Announced Q1 earnings above expectations

1/6/04

Issued Q4 guidance below expectations

7/2/03

Raised Q2 earnings guidance

10/13/03

Announced Q3 earnings below estimates

12/2/03

Issued Q4 earnings warning

1/29/04

Announced Q4 as expected after downward revisions

3/29/04

Leonard Green announced buyout

10/1/04

Pre-announced negative same store sales; updated buyout status

Announced development in acquisition; filed 10Q (2Q04 rev. of $442m, down 3.7% y-o-y)

4/22/04

Reported 1Q04 EPS of $0.36, $0.03 better than estimates; did not provide any forward guidance

Volume (in 000s)

18,000 16,000 14,000 12,000 10,000 8,000 6,000 4,000 2,000 0

1 Jan 00 5 Aug 00 11 Mar 01 15 Oct 01 21 May 02 24 Dec 02 30 Jul 03 4 Mar 04 8 Oct 04

SELECTED BLOCKBUSTER EVENTS

5/04

Launched in-store subscription rental service

7/14/04

Announced anticipated launch of online subscription service

7/22/04

Announced 24% drop y-o-y in net income; earnings forecasts slashed

8/11/04

Launched online subscription rental service

8/20/04

Completed $300M debt offering

8/24/04

Reports suggest Blockbuster equity offering likely to be at lower price

10/5/04

Announced split-off exchange offer oversubscribed

PROJECT MARQUEE

II INDUSTRY DYNAMICS

Indexed Share Price Performance

VERSUS VIDEO RENTAL COMPARABLES SINCE 1/1/02

150 100 50 0

105

98

65

41

1 Jan 02 22 Jul 02 9 Feb 03 30 Aug 03 19 Mar 04 8 Oct 04

MOVI

S&P 500

Hitchcock

BBI

VERSUS VIDEO GAME RETAILERS SINCE 1/1/02

150 100 50 0

93 98

82

65

1 Jan 02 22 Jul 02 9 Feb 03 30 Aug 03 19 Mar 04 8 Oct 04

S&P 500

GME

Hitchcock

ELBO

PROJECT MARQUEE

II INDUSTRY DYNAMICS

Recent Share Price Performance

VERSUS VIDEO RENTAL COMPARABLES SINCE 3/29/04

110 100 90 80 70 60 50 40

101.3

89.1

67.4

Equivalent Change in Hitchcock Based on:(1)

$10.70 $14.00

Share Price Offer Price

$10.13 $13.13

$8.35 $10.96

28 Mar 04 5 May 04 13 Jun 04 22 Jul 04 30 Aug 04 8 Oct 04

S&P 500

MOVI

BBI

(1) Calculated based on enterprise value; $10.70 share price as of 3/28/04

PROJECT MARQUEE \

II INDUSTRY DYNAMICS

Comparable Earnings Estimate Progression

COMPARABLES FY05 I/B/E/S EPS ESTIMATE PROGRESSION(1)

$2.25 2.00 1.75 1.50 1.25 1.00 0.75 $2.03 $1.79 $1.75 $2.01 $1.45

Includes impact of $5 per share dividend issuance $0.90

12/03 01/04 02/04 04/04 05/04 06/04 07/04 08/04 09/04

MOVI

HLYW

BBI

(1) Estimates based on I/B/E/S mean

PROJECT MARQUEE
II INDUSTRY DYNAMICS

Operating Comparison

($ in millions)

HITCHCOCK

	Q1 02	Q2 02	Q3 02	Q4 02	FY 02	Q1 03	Q2 03	Q3 03	Q4 03	FY 03	Q1 04	Q2 04
Total Revenue	$364	$345	$369	$412	$1,490	$418	$389	$402	$474	$1,683	$443	$423
Revenue Breakout												
Rental	90.9%	90.7%	89.7%	84.7%	88.9%	87.3%	84.7%	83.9%	74.9%	82.4%	81.2%	81.3%
Merchandise	9.1%	9.3%	10.3%	15.3%	11.1%	12.7%	15.3%	16.1%	25.1%	17.6%	18.8%	18.7%
Same Store Rev. Growth	7.0%	7.0%	7.0%	12.0%	8.0%	13.0%	11.0%	7.0%	12.0%	11.0%	2.3%	3.9%
Same Store Pure Rental Rev. Growth	1.4%	4.1%	0.2%	3.0%	2.2%	7.7%	(2.7%)	(3.4%)	(3.2%)	(0.5%)	(7.9%)	(3.5%)
Same Store Video Rev. Growth	4.6%	4.1%	3.1%	5.1%	4.2%	9.0%	3.6%	(0.1%)	(1.5%)	2.5%	(5.6%)	(1.1%)
Number of Stores[(1)]	1,801	1,800	1,804	1,831	1,831	1,837	1,846	1,864	1,920	1,920	1,935	1,954
Employees					25,900					27,900		

BLOCKBUSTER

	Q1 02	Q2 02	Q3 02	Q4 02	FY 02	Q1 03	Q2 03	Q3 03	Q4 03	FY 03	Q1 04	Q2 04
Total Revenue	$1,326	$1,271	$1,387	$1,582	$5,566	$1,518	$1,392	$1,385	$1,617	$5,912	$1,503	$1,420
Revenue Breakout												
Rental	83.7%	83.8%	81.0%	73.5%	80.1%	78.8%	78.7%	79.2%	70.9%	76.7%	76.6%	75.7%
Merchandise	14.6%	15.0%	17.2%	25.1%	18.3%	19.7%	19.8%	19.1%	27.4%	21.7%	22.0%	22.7%
Other	1.7%	1.3%	1.8%	1.4%	1.5%	1.5%	1.6%	1.8%	1.6%	1.6%	1.4%	1.6%
Same Store Rev. Growth	0.2%	3.9%	6.9%	9.1%	5.1%	5.3%	1.0%	(7.5%)	(6.8%)	(2.2%)	(7.0%)	(4.4%)
Domestic Same Store Rev. Growth	(1.3%)	3.6%	7.6%	9.6%	4.9%	6.9%	0.9%	(9.1%)	(8.4%)	(2.7%)	(10.2%)	(6.4%)
Same Store Video Rev. Growth					0.9%	1.1%	(2.6%)	(7.1%)	(6.0%)	(3.6%)	(8.2%)	(6.4%)
Domestic Same Store Video Rev. Growth					0.4%	1.9%	(3.2%)	(7.7%)	NA	(3.8%)	(10.0%)	(6.4%)
Number of Stores[(1)]	8,027	8,138	8,246	8,545	8,545	8,617	8,696	8,782	8,867	8,867	8,891	8,974
Employees					85,200					81,350		

(1) Number of stores at period end

19 | LAZARD

PROJECT MARQUEE

II INDUSTRY DYNAMICS

Comparison of Financial Metrics

Revenue Growth Same Store Sales Growth Gross Margin EBITDA Margin EBITDA Per Store Rent as %

2003A 2004E 2005E 2003A 2004E 2005E 2003A 2004E 2005E 2003A 2004E 2005E 2003A 2004E 2005E Revenue(1)

Video Rental Comparables

Blockbuster 6.2% 0.8% 3.0% (2.2%) (4.0%) 0.0% 59.6% 60.3% 59.1% 12.1% 10.8% 9.4% 82,426 71,192 NA 9.7%

Movie Gallery 30.9% 14.1% 10.8% 7.0% 0.3% 1.3% 66.1% 67.8% 67.0% 15.4% 15.1% 15.3% 54,257 51,770 50,297 14.9%

Average 18.6% 7.4% 6.9% 2.4% (1.9%) 0.7% 62.8% 64.0% 63.1% 13.8% 13.0% 12.4% 68,342 61,481 50,297 12.3%

Hitchcock (Analysts) 12.9% 8.4% 9.6% 11.0% (1.2%) 1.8% 60.5% 59.8% 57.4% 14.5% 13.1% 12.5% 130,266 121,371 122,103 15.9%

Hitchcock (Mgmt.) 12.9% 6.6% 8.3% 11.0% 0.0% 0.0% 60.5% 59.5% 56.9% 14.5% 13.1% 10.8% 130,266 119,358 102,655 15.9%

Video Game Retailers

Gamestop 17.0% 17.9% 10.4% 0.8% 2.0% 2.4% 27.6% 28.0% 29.2% 8.7% 8.4% 8.8% 99,890 91,595 NA 4.3%

Electronics Boutique 21.8% 21.8% 17.6% 0.0% 1.6% 2.4% 26.6% 26.8% 25.6% 6.4% 5.9% 5.7% 76,121 65,348 NA 6.5%

Other

Netflix 78.2% 88.1% 53.0% NM NM NM 45.5% 43.9% 49.1% 8.5% 9.9% 13.4% NA NA NA

(1) For year ended December 31, 2003; Gamestop and Electronics Boutique as of FY03 (ending January 30, 2003)

PROJECT MARQUEE

III Situational Overview

PROJECT MARQUEE

III SITUATIONAL OVERVIEW

Quarterly Comp

( $in thousands)

Management expects negative comp to continue longer than previously expected

PURE RENTAL SALES PER STORE ( $IN THOUSANDS)

ACTUAL HISTORICAL

$180 170 160 150 140 $174 2002/3 $164 $160 $155 $151 $150 $147 $159 f $160 $163 $160 $151

2001/2

2000/1

Q2 Q3 Q4 Q1

OLD PROJECTIONS

$170 160 150 140 $150 $153 $157 $161 $147 $145 $148 $148

2005 $157 $150 $154

2003/4

2004/5

Q2 Q3 Q4 Q1

Comps Unchanged After 12/05

NEW PROJECTIONS

$170 160 150 140 130 $150

$145 $153 $157 $138 $136 $137 $132 $131 $151

$146 $144

2006 $150 2004/5 $148

2005/6

Q2 Q3 Q4 Q1

Comps Unchanged After 12/06

PROJECT MARQUEE

III SITUATIONAL OVERVIEW

DVD Inventory by Quarter

ALL PRICE POINTS (UNITS IN MILLIONS)

1.0

1.8

2.2

2.2

3.3

4.0

4.9

5.4

6.6

7.1

7.5

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3

2002

2003

2004

TOTAL DVD INVENTORY/RENTAL REVENUE

Value/ Rental Rev.

30% 25%

20% 15% 10%

5% 0%

4.1%

7.1%

8.5%

8.4%

12.1%

15.9%

19.0% 19.7%

23.1%

24.5% 25.0%

3.1

5.6 6.6 6.4

9.0

12.1

14.5

15.1

18.4

20.6

23.2

Units/ $1,000 Rental Rev.

30.0 25.0

20.0 15.0 10.0

5.0 0.0

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3

2002 2003 2004 $14.99 PRICED POINT (UNITS IN MILLIONS)

0.5

0.8

0.9

1.0

1.4

1.4

1.7

1.7

1.8

1.2

1.6

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3

2002 2003 2004 $14.99 DVD INVENTORY/RENTAL REVENUE

Value/ Rental Rev.

10%

8%

6% 4% 2% 0%

2.5%

3.8% 4.0%

4.2%

5.6%

6.5%

7.5% 7.7% 7.3%

5.3%

7.3%

1.7

2.5 2.7 2.8

3.7

4.3

5.0

4.9

5.1

3.5

4.9

Units/ $1,000 Rental Rev.

10.0

8.0

6.0 4.0 2.0 0.0

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3

2002 2003 2004

PROJECT MARQUEE

III SITUATIONAL OVERVIEW

Analyst Ratings and Price Targets

Forward Price Target

As Equivalent Discounted(1) Price at

Broker Date Rating Published 3 Months 12 Months Methodology Report Issue

Fulcrum Global Partners 10/08/04 Sell $7.00 (2) $6.19 6.31 8.0x 2005E P/E $9.57

Bear Stearns 10/04/04 Underperform NA NA NA NA 9.71

Wedbush Morgan 10/01/04 Hold 12.00 11.56 10.71 8.0x sustainable earnings of $1.50/share 9.60

Southwest Securities 09/08/04 Neutral NA NA NA NA 9.94

Wells Fargo Securities 08/09/04 Buy 12.00 11.56 10.71 10.0x 2005E P/E, discounted by 15% 10.37

Average $10.33 $9.77 $9.24 $9.91

Median 12.00 11.56 10.71 9.71

(1) Assumes 12% annual discount rate

(2) $7.00 represents analyst’s downside scenario for the stock price

PROJECT MARQUEE
III SITUATIONAL OVERVIEW

Summary of Analysts' Projections

($ in millions, except per share data)

CURRENT PROJECTIONS

Broker	Date	Revenue 2004E	Revenue 2005E	EBITDA 2004E	EBITDA 2005E	EBIT 2004E	EBIT 2005E	EPS 2004E	EPS 2005E	Comps 2004E	Comps 2005E
Fulcrum Global Partners	10/11/04	$1,754	$1,787	$226	$195	$148	$118	$1.11	$0.90	NA	NA
Bear Stearns	10/04/04	NA	NA	NA	NA	NA	NA	1.23	1.27	NA	NA
Wedbush Morgan	10/01/04	1,833	NA	NA	NA	177	NA	1.40	NA	(2.4%)	NA
Southwest Securities	09/08/04	NA	NA	NA	NA	NA	NA	1.43	NA	NA	NA
Wells Fargo Securities	08/09/04	1,814	1,998	239	250	176	187	1.33	1.46	0.0%	1.8%
	Average	**$1,800**	**$1,892**	**$233**	**$223**	**$167**	**$152**	**$1.30**	**$1.21**	***(1.2%)***	***1.8%***
	Median	**1,814**	**1,892**	**233**	**223**	**176**	**152**	**1.33**	**1.27**	***(1.2%)***	***1.8%***
Memo: Management Estimates		$1,794	$1,942	$235	$210	$166	$147	$1.28	$1.11		
Video Division		1,496	1,526	247	215	185	162	1.46	1.24		
Games Division		297	416	(12)	(5)	(19)	(15)	(0.18)	(0.13)		

PROJECTIONS AS OF MARCH 29, 2004

Broker	Date	Revenue 2004E	Revenue 2005E	EBITDA 2004E	EBITDA 2005E	EBIT 2004E	EBIT 2005E	EPS 2004E	EPS 2005E	Comps 2004E	Comps 2005E
Aperion	02/20/04	$1,804	$1,966	NA	NA	$177	$190	$1.30	$1.40	NA	NA
Wells Fargo Securities	02/02/04	1,783	1,944	$230	$255	167	192	1.31	1.51	0.0%	1.5%
Bear Stearns	01/30/04	NA	NA	NA	NA	NA	NA	1.35	1.42	NA	NA
Fulcrum Global Partners	01/30/04	1,738	NA	NA	NA	158	NA	1.33	NA	(4.0%)	NA
Morgan Keegan	01/30/04	1,843	NA	NA	NA	NA	NA	1.34	NA	NA	NA
Southwest Securities	01/30/04	1,735	NA	NA	NA	181	NA	1.33	NA	(2.9%)	NA
Wedbush Morgan	01/30/04	1,833	NA	NA	NA	183	NA	1.40	NA	5.0%	NA
Thomas Weisel Partners	01/28/04	1,843	NA	239	NA	175	NA	1.37	NA	3.2%	NA
	Average	**$1,797**	**$1,955**	**$234**	**$255**	**$174**	**$191**	**$1.34**	**$1.44**	**0.3%**	**1.5%**
	Median	**1,804**	**1,955**	**234**	**255**	**176**	**191**	**1.34**	**1.42**	**0.0%**	**1.5%**
Memo: Management Estimates		$1,836	$2,071	$252	$277	$185	$208	$1.45	$1.68		
Video Division		1,557	1,677	264	277	204	222	1.63	1.80		
Games Division		279	395	(12)	(0)	(19)	(13)	(0.18)	(0.12)		

24 | LAZARD

PROJECT MARQUEE

IV Valuation Analysis

PROJECT MARQUEE

IV VALUATION ANALYSIS

LBO Analysis (At $10.25 per Share)

($ in millions, assumes December 31, 2004 close)

SUMMARY LBO ANALYSIS

Rate/

Sources of Funds Amount Spread % of Total

Senior Secured Credit Facility $200.0 3.00% 21.0%

Senior Debt 400.0 9.50% 41.9%

Senior Sub. Debt 134.8 10.50% 14.1%

Preferred 0.0 0.00% 0.0%

Issuance of Equity 219.6 23.0%

Total $954.4 100.0%

Uses of Funds Amount

Purchase of Equity $10.25 $656.6

Existing Net Debt 162.8

Tender Premium 40.0

Minimum Cash 30.0

Financing Fees 25.0

Other Fees 40.0

Total $954.4

Leverage Ratios 2003 2004 2005 2006 2007 2008

Total Debt + Capitalized Op. Leases / EBITDAR(1) 5.6x 5.8x 6.1x 5.9x 5.6x 5.5x

Senior Secured Debt / EBITDA 0.8x 0.9x 0.7x 0.4x 0.0x 0.0x

Total Debt / EBITDA 3.0x 3.1x 3.2x 2.9x 2.2x 1.7x

Memo: Total Beginning Debt / EBITDA 3.0x 3.1x 3.5x 3.5x 3.3x 3.4x

EBITDAR / Interest + Rent Expense NM 1.5x 1.4x 1.4x 1.4x 1.5x

EBITDA / Interest NM 3.6x 3.2x 3.4x 4.0x 4.8x

EBITA / Interest NM 2.6x 2.2x 2.3x 2.8x 3.5x

EBITDA—CapEx / Interest NM 2.8x 2.1x 2.6x 3.7x 4.4x

Debt Paydown

Senior Secured Credit Facility Paydown NM 0.0% 26.6% 58.4% 100.0% 100.0%

Total Debt Paydown NM 0.0% 7.2% 15.9% 33.4% 51.3%

Equity IRR

EBITDA Exit Year

Multiple 2006 2007 2008

3.00x (69.2%) (5.6%) 6.9% 3.50x (23.8%) 10.6% 15.7% 4.00x 3.2% 23.1% 22.9%

(1) Assumes Operating Leases capitalized at 12.5%

PROJECT MARQUEE IV VALUATION ANALYSIS

Precedent Transactions Analysis

($ in millions, except per share data)

No transactions have occurred in the video rental business in recent years. Deals that have occurred in related or analogous industries are generally a few years old and are not sufficiently comparable

Enterprise Value Premium

Announced Equity Enterprise Revenue EBITDA EBIT at Announcement

Date S&P Buyer/Target Target Description Value Value LTM Forward LTM Forward LTM Forward 1 Day 1 Week

Mar 31, 2004 1,126 Circuit City Intertan Canadian retailer of consumer electronic products $283 $256 0.57x NA 7.8x NA 10.1x NA 14% 16%

Aug 14, 2001 1,187 Best Buy Future Shop Canadian retailer and e-tailer of consumer electronic products 380 381 0.29 0.26 6.7 5.5 11.0 8.8 48% 52%

Dec 6, 2000 1,351 Best Buy Musicland Specialty retailer of pre-recorded home entertainment products 419 639 0.33 NA 4.3 NA 6.2 NA 57% 86%

Apr 6, 2000 1,501 Barnes & Noble Funco Video game retailer 163 142 0.56 NA 7.6 NA 10.1 NA 47% 88%

Oct 6, 1999 1,325 Barnes & Noble Babbage’s Video game retailer NA 215 NA NA NA NA 6.0 NA NA NA

Oct 8, 2004 1,122 Average Median $311 $327 0.44x 0.26x 6.6x 5.5x 8.7x 8.8x 42% 60%

331 256 0.45 0.26 7.1 5.5 10.1 8.8 48% 69%

PROJECT MARQUEE IV VALUATION ANALYSIS

Going Concern DCF Analysis – Video Segment (Management Projections)

($ in millions, except per share data, as of September 30, 2004, mid-year convention)

DISCOUNTED CASH FLOWS—MANAGEMENT ESTIMATES(1)

2003A Q1-Q3 ‘04A Q4 ‘04E 2004E 2005E 2006E 2007E 2008E

Revenue $1,502 $1,103 $393 $1,496 $1,526 $1,551 $1,580 $1,583

% Growth (1%) 2% (0%) 2% 2% 2% 0%

EBITDA 260 184 63 247 215 191 185 173

% Margin 17% 17% 16% 17% 14% 12% 12% 11%

% Growth (5%) (13%) (11%) (3%) (6%)

EBIT 204 141 48 190 162 135 131 130

% Margin 14% 13% 12% 13% 11% 9% 8% 8%

% Growth (7%) (15%) (17%) (3%) (1%)

Less: Taxes (83) (56) (19) (76) (65) (54) (52) (52)

% Tax Rate 41% 40% 40% 40% 40% 40% 40% 40%

Plus: Depreciation and Amortization 57 43 15 58 53 56 54 43

Less: Rental Purchases less Rental Depreciation (9) 2 (19) (17) 20 (4) 2 2

Less: Capital Expenditures (66) (26) (11) (37) (45) (32) (15) (15)

Less: Net Working Capital & Other 13 (10) 28 17 (10) 15 1 5

Unlevered Free Cash Flow 116 93 42 135 115 116 121 113

% Growth 16% (15%) 1% 4% (7%)

Option Dilution Factor 98.4% 98.5% 96.6% 94.7% 92.8%

NPV of Cash Flows NPV of Terminal Assuming Value EBITDA Multiple of:

Discount Rate Enterprise Value Equity Value(2)

3.00x 3.50x 4.00x 3.00x 3.50x 4.00x 3.00x 3.50x 4.00x

11.0% $396 $306 $357 $408 $702 $753 $804 $538 $589 $640

12.0% 389 295 344 393 684 733 782 520 569 618

13.0% 383 284 331 378 666 714 761 502 550 597

Implied Perpetual Growth of Normalized Free Cash Flow Terminal Value as a % of Enterprise Value

Discount Rate Price Per Share(2)

3.00x 3.50x 4.00x 3.00x 3.50x 4.00x 3.00x 3.50x 4.00x

11.0% (3.7%) (1.8%) (0.4%) 43.6% 47.4% 50.8% $8.52 $9.36 $10.19

12.0% (2.8%) (0.9%) 0.5% 43.1% 46.9% 50.2% 8.23 9.03 9.83

13.0% (1.9%) (0.1%) 1.4% 42.6% 46.4% 49.7% 7.94 8.72 9.49

(1) Analysis based on management projections; assumes 2% annual dilution from options

(2) Assumes 100% of Hitchcock net debt attributed to Video division, including $30m cash on hand and $68m NPV of tax benefit from NOLs

PROJECT MARQUEE IV VALUATION ANALYSIS

Going Concern DCF Analysis – Game Segment (Management Projections)

($ in millions, except per share data, as of September 30, 2004, mid-year convention)

DISCOUNTED CASH FLOWS—MANAGEMENT ESTIMATES(1)

2003A Q1-Q3 04A Q4 04E 2004E 2005E 2006E 2007E 2008E

Revenue $180 $172 $126 $297 $416 $633 $740 $751

% Growth 82% 46% 65% 40% 52% 17% 1%

EBITDA (16) (11) (1) (12) (5) 22 40 42

% Margin (9%) (6%) (1%) (4%) (1%) 3% 5% 6%

% Growth (23%) (60%) (546%) 81% 5%

EBIT (20) (15) (3) (19) (15) 10 27 30

% Margin (11%) (9%) (3%) (6%) (3%) 2% 4% 4%

% Growth (6%) (23%) (167%) 175% 11%

Less: Taxes 8 6 1 8 6 (4) (11) (12)

% Tax Rate 40% 40% 40% 40% 40% 40% 40% 40%

Plus: Depreciation and Amortization 4 5 2 6 10 12 13 12

Less: Rental Purchases less Rental Depreciation 0 0 0 0 0 0 0 0

Less: Capital Expenditures (29) (12) (2) (14) (29) (15) (1) (2)

Less: Net Working Capital & Other (28) 4 (12) (7) (10) (33) (2) 1

Unlevered Free Cash Flow (64) (12) (14) (26) (38) (31) 26 29

% Growth NM NM NM NM 13%

Option Dilution Factor 99.8% 98.5% 96.6% 94.7% 92.8%

NPV of NPV of Terminal Value

Discount Cash Assuming EBITDA Multiple of: Enterprise Value Equity Value(2)

Rate Flows 3.00x 3.50x 4.00x 3.00x 3.50x 4.00x 3.00x 3.50x 4.00x

11.0% ($36) $74 $87 $99 $38 $50 $63 $38 $50 $63

12.0% (37) 71 83 95 35 47 59 35 47 59

13.0% (37) 69 80 92 32 43 55 32 43 55

Implied Perpetual Growth Terminal Value as a %

Discount of Normalized Free Cash Flow of Enterprise Value Price Per Share(2)

Rate 3.00x 3.50x 4.00x 3.00x 3.50x 4.00x 3.00x 3.50x 4.00x

11.0% (6.5%) (4.4%) (2.7%) 195.0% 171.7% 157.6% $0.60 $0.80 $1.00

12.0% (5.7%) (3.5%) (1.8%) 205.0% 178.2% 162.4% 0.55 0.74 0.93

13.0% (4.8%) (2.6%) (0.9%) 216.3% 185.5% 167.6% 0.50 0.69 0.87

(1) Analysis based on management projections; assumes 2% annual dilution from options (2) Assumes 0% of Hitchcock debt attributed to Game division

PROJECT MARQUEE | IV VALUATION ANALYSIS

Weighted Average Cost of Capital

Company	Levered Beta[1]	Unlevered Beta	Debt/ Total Cap.[2]
Blockbuster	1.15	0.82	*40%*
Movie Gallery	0.71	0.71	*0%*
Gamestop	0.98	0.98	*0%*
Electronics Boutique	1.09	1.09	*0%*
Average		**0.90**	*20%*
Memo: Netflix	*1.98*	*1.98*	*0%*

Assumptions	
Marginal Tax Rate	*40.0%*
Risk Free Rate of Return[3]	*4.9%*
Equity Risk Premium[4]	*8.4%*

	Pre-Tax/After-Tax Cost of Debt		
Cost of Debt - Pre-tax	8.00%	8.50%	9.00%
Cost of Debt - After-tax	4.80%	5.10%	5.40%

Debt/ Tot. Cap.	Debt/ Equity	Unlevered Beta	Levering Factor[5]	Levered Beta	Cost of Equity[6]	Weighted Average Cost of Capital		
0.0%	0.0%	0.90	1.00	0.90	12.5%	12.5%	12.5%	12.5%
10.0%	11.1%	0.90	1.07	0.96	13.0%	12.1%	12.2%	12.2%
20.0%	25.0%	0.90	1.15	1.03	13.6%	11.8%	11.9%	11.9%
25.0%	33.3%	0.90	1.20	1.08	14.0%	11.7%	11.7%	11.8%
30.0%	42.9%	0.90	1.26	1.13	14.4%	11.5%	11.6%	11.7%
40.0%	66.7%	0.90	1.40	1.26	15.5%	11.2%	11.3%	11.4%

(1) BARRA predicted betas as of October 1, 2004
(2) Debt to total capitalization calculated using total debt (i.e. short-term debt, long-term debt and capital leases)
(3) Based on 20-year treasury yield as of October 5, 2004
(4) Source: Ibbotson Yearbook 2003 (long-term horizon expected equity risk premium from 1926-2002); includes 1.35% size premium
(5) Levering Factor = [1+(1-Tax Rate)(Debt/Equity)]
(6) Cost of Equity = (Risk-Free Rate of Return) + (Levered Beta)(Equity Risk Premium)

29 | LAZARD

PROJECT MARQUEE

Appendix

PROJECT MARQUEE

APPENDIX

Historical Discount to Blockbuster

HITCHCOCK DISCOUNT TO BLOCKBUSTER 2004E EBITDA MULTIPLE

10% 5% 0% (5%) (10%) (15%) (20%)

(25%)

75th Percentile = (8%)

25th Percentile = (17%)

3/18/2003 5/31/2003 8/14/2003 10/28/2003 1/11/2004 3/26/2004

Note:EBITDA multiples based on enterprise value calculated using treasury stock method and including historical present value of NOLs